                                                                   EXHIBIT 10.48

                                LICENSE AGREEMENT

     This License Agreement ("Agreement") effective as of Feb 1, 2001 ("Effective Date"), is made by and between LSI Logic Corporation, a Delaware corporation ("LSI"), and ChipPac, Limited (hereafter "ChipPac"), a British Virgin Islands Corporation (each of whom is individually sometimes referred to as a "Party" and both of whom are collectively sometimes referred to as "Parties).

                                    RECITALS

     This Agreement is made with reference to the following facts and circumstances:

     A. Whereas LSI wishes to license to ChipPac certain Packaging Technology (as defined below) pertaining to "EPBGA's" and, ChipPac wishes to obtain such a license, according to the terms and conditions set forth herein.

     B. Whereas LSI wishes to obtain certain packaging services from ChipPac and ChipPac wishes to provide such services, according to the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS AND RULES OF CONSTRUCTION

     DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following words and expressions shall have the meanings set forth below:

     1.1 "Affiliate" of a Party means, any corporation, limited liability company, partnership or other business enterprise:

     (a) which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting rights with respect to the election of directors or managers, or which has practical control directly or indirectly, of any Party to this Agreement;

     (b) of which fifty percent (50%) or more of the voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any Party to this Agreement; or

     (c) of which fifty percent (50%) or more of the total voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any corporation, limited liability company, partnership or other business enterprise qualifying under subsections (a) or (b) above.

Any corporation, limited liability company, partnership or other business enterprise which would at any time an Affiliate of LSI or ChipPac by reason of the foregoing, shall be considered an Affiliate for purposes of this Agreement only for so long as the foregoing conditions are met.

     1.2 "Confidential Information" means (i) the Technical Information, in whatever form embodied; and (ii) information disclosed by either party, if disclosed in writing, that is identified and marked as confidential (or with words of similar import) at the time of its disclosure or which, if disclosed verbally, is designated confidential at the time of disclosure and is summarized and identified as confidential in a writing delivered to the receiving party on or before thirty (30) days after the disclosure; provided that Confidential Information shall in no event include any information that: (a) was known to the receiving party prior to its receipt hereunder; (b) is or becomes publicly available without breach of this Agreement; (c) is received from another without obligation of confidentiality to the disclosing party and without breach of this Agreement; or (d) is disclosed by the disclosing party to anther without an obligation of confidentiality.

     1.3 "EPBGA" means an enhanced plastic ball grid array package for semiconductor device that is one of the packages listed in Exhibit A.

     1.4 "LSI Improvements" means all developments, enhancements, modifications or betterments that may be made in the Packaging Technology or Technical Information, or that is otherwise useful with respect to the manufacture or design of an EPBGA, whether or not patented, patentable, copyrighted or copyrightable.

     1.5 "Intellectual Property Rights" means (a) all Patent Rights; (b) all copyrights and all other literary property and author rights, and all rights, title and interest in and to all copyrights, copyright registrations certificates of copyrights and copyrighted interests; and (c) all rights, title and interest in and to all trade secrets and trade secret rights.

     1.6 LSI's Intellectual Property Rights" means: (i) all copyright and trade secret rights solely owned by LSI that, absent the license herein, would be necessarily and unavoidably infringed or misappropriated by the exploitation (as permitted herein) of the Technical Information provided hereunder by LSI or its Affiliates to ChipPac; and (ii) all patents that issue from the applications listed in Exhibit B, including any reissue, division, term extension, continuation or continuation-in-part (to the extent the claims of such continuation in part are supported by a specification of an application listed in Exhibit B) of any such applications.

     1.7 "Packaging Technology" means LSI's technology for use in packaging integrated circuits as described in the Technical Information provided by LSI to ChipPac hereunder.

     1.8 "Patent Rights" means any patent rights, letters patent and applications for letters patent, or other government-issued or granted indicia of invention ownership, including any reissue, division, term extension, continuation or continuation-in-part.

     1.9 "Technical Information" means any and all data regarding the EPBGA's and LSI Improvements, including, without limitation, data regarding thermal properties, electrical properties, mechanical and structure properties, net list, full substrate and raw material dimensions, and reliability data.

2.   LICENSE AND TECHNOLOGY TRANSFER

     2.1  License Grant. Subject to the terms and conditions of this Agreement,
          -------------
LSI agrees to grant and does hereby grant to ChipPac, non-exclusive, non-transferable right and license under LSI's Intellectual Property Rights to use the Packaging Technology and the LSI-owned Technical Information and Applicable Improvements for the purposes of manufacturing, using, distributing, marketing, selling, exporting and importing EPBGA's worldwide.

     2.2  No Sublicenses; No Rights in Trade Marks; No Implied Licenses. The
          -------------------------------------------------------------
license granted pursuant to Section 2.1 shall not be sublicensed by ChipPac will convey no right to ChipPac to use or register any trademarks, service marks, or trade names of LSI or of its Affiliates. Nothing herein shall be construed as committing LSI to convey to ChipPac either expressly or by implication, any right under any letters patent or other Intellectual Property Rights of LSI, or any right to use any LSI-owned or LSI-controlled Technical Information provided to ChipPac by LSI, except as explicitly set forth in Section 2.1

     2.3  Have Made Rights Excluded. "Have-made" rights are not included in the
          -------------------------
license granted under Section 2.1. Accordingly, ChipPac shall not have the right to have EPGA's made for it by a third party (including, without limitation, any Affiliate of ChipPac) at a third party's manufacturing facility or elsewhere without the prior written approval of LSI, which approval LSI may withhold in its sole and absolute discretion.

     2.4  Marking. ChipPac shall comply with all pertinent patent marking
          -------
statutes with respect to any patents that are part of LSI's Intellectual Property, provided that LSI provides adequate information to ChipPac to enable ChipPac to comply with such statutes.

     2.5  Ownership. As between the Parties, LSI shall retain ownership of the
          ---------
Packaging Technology, LSI-owned Technical Information provided by LSI to ChipPac, and all of LSI's Intellectual Property Rights.

3.   IMPROVEMENTS

     ChipPac hereby grants LSI a non-exclusive, fully paid-up, royalty-free, perpetual, irrevocable, worldwide license under all pertinent Intellectual Property Rights in and to ChipPac Improvements to make, have made, use and sell packaging for semiconductor products, with the right to grant sublicenses therefor to any one or more of LSI's Affiliates and to persons that do not materially compete with ChipPac. Upon LSI's request, ChipPac will provide LSI with all pertinent know-how regarding any ChipPac Improvement.

4.   TECHNOLOGY TRANSFER

     On or before March 31, 2001, LSI will provide ChipPac the Technical Information. LSI will provide a reasonable amount of technical support, not to exceed 320 man hours, to assist ChipPac with implementing the Technical Information. ChipPac shall bear all out of pocket expenses LSI incurs in connection with such technical support.

5.   FEES

     5.1  Fees. In consideration of the right and license to use the Packaging
          ----
Technology and the associated Technical Information grants in Section 2.1, ChipPac shall pay to LSI U.S. [redacted *] according to the schedule set forth in Exhibit C. Payments shall be nonrefundable.

     5.2  License Fees. In consideration of the right and license to use the
          ------------
Packaging Technology and the associated LSI-owned or LSI-controlled Technical Information granted in Section 2.1, ChipPac shall pay LSI for Licensed Products manufactured and provided by ChipPac to any third party a deferred license fee in the amount of [redacted *] per solder ball (output lead for coupling to a printed circuit board) on each such Licensed Product (excluding Licensed Products produced by ChipPac for LSI). In no event shall license fees due pursuant to this Section exceed U.S. [redacted *] ("License Cap"). Further, no license fees will be due for Licensed Products manufactured by ChipPac on and after three years after the Effective Date. No license fees shall be due for EPBGA's (i) ChipPac's customers; or (ii) designed by ChipPac without use of any LSI Intellectual Property Rights in the LSI-owned Technical Information provided to ChipPac pursuant to this Agreement; in no event shall any EPBGA described by
(i) or (ii) above be deemed a Licensed Product and such EPBGA's will therefore not be licensed hereunder.

     5.3  Interest on Late Payments. Any payment not received by LSI in
          -------------------------
immediately available funds by the fifth (5th) business day following any date by which such payment is due shall bear interest from such due date until paid in full by ChipPac to LSI at the annual rate equal to 10%; provided, however, that in no event shall such interest rate exceed the highest rate permissible under applicable law.

     5.4  Taxes. All taxes imposed as a result of any payments made pursuant to
          -----
this Article 5 shall be become and paid by the Party required to do so by applicable law; provided, however, that if so required by applicable law and any relevant tax treaty, ChipPac shall (a) withhold the amount of any national or federal income taxes levied by the governments in question, on the payments to be made pursuant to this Article 5, and (b) promptly effect payment thereof to the appropriate taxing authorities; and (c) transmit to LSI officials tax receipts or other evidence issued by said appropriate taxing authorities sufficient to enable LSI to support a claim for the appropriate income tax credit in respect of any such taxes so withheld and paid to the governments in question.

     5.5  Verification. ChipPac shall provide LSI with reasonable access to
          ------------
ChipPac's facilities and applicable records to enable LSI to determine if any of the events set forth in Exhibit C have occurred.

6.   WARRANTIES AND REPRESENTATIONS

     6.1  General Warranties and Representations. Each Party warrants and
          --------------------------------------
represents to, and covenants with, the other Party that all corporate action necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of its obligations hereunder has been taken.

______________
* Confidential treatment requested.

     6.2  Disclaimer. EXCEPT AS OTHERWISE PROVIDED IN SECTION 6.3, LSI DISCLAIMS
          ----------
ANY AND ALL EXPRESS WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT, PERTAINING TO THE PACKAGING TECHNOLOGY, TECHNICAL INFORMATION, OR ANY OTHER TECHNOLOGY PROVIDED BY LSI HEREUNDER. Without limiting the foregoing, nothing in this Agreement shall be deemed to be a warranty or representation, either express or implied, that: (i) LSI or its Affiliates will continue to develop the Packaging Technology; and (ii) that LSI will enforce LSI's Intellectual Property Rights against any third party. LSI shall have no liability whatsoever to ChipPac in the event that ChipPac is unable to successfully implement the Packaging Technology.

     6.3  Limited Intellectual Property Warranties. LSI warrants and represent
          ----------------------------------------
to ChipPac that as of the Effective Date for the Packaging Technology, the Packaging Technology and the associated Technical Information do not impermissibly include any trade secrets or copyrighted material of any third party. ChipPac warrants and represents to LSI that any and all ChipPac Improvements provided by ChipPac to LSI will not impermissibly include any trade secrets or copyrighted material of any third party.

7.   LIMITATION ON DAMAGES

     LSI SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS AND LOSS OF USE) SUFFERED BY CHIPPAC ARISING FROM OR RELATING TO LSI'S PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION OF THIS AGREEMENT. LSI'S AGGREGATE LIABILITY ARISING FROM OR RELATING TO LSI'S PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION OF THIS AGREEMENT, SHALL NOT EXCEED THE PAYMENTS IT HAS RECEIVED FROM CHIPPAC HEREUNDER. THE LIMITATIONS ON LIABILITY AND DAMAGES SET FORTH ABOVE APPLY TO ALL CAUSES OF ACTION THAT MAY BE ASSERTED HEREUNDER, WHETHER SOUNDING IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, PRODUCT LIABILITY, NEGLIGENCE OR OTHERWISE. IN NO EVENT SHALL LSI BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE TECHNOLOGY.

8.   THIRD PARTY CLAIMS

     8.1  Intellectual Property Rights. Subject to (a) the limitations set forth
          ----------------------------
in Article 7 and in this Article 8, each Party ("Defending Party") shall defend and settle any claim, demand, cause of action, loss, damage, liability, fine, penalty, cost or expense (each, a "Claim") brought against the other Party ("Defended Party") arising our of a breach of the Defending Party's warranties and representations set forth in Section 6.3 and pay all damages solely attributable to such breach that are awarded pursuant to such Claims. As a condition of the Defending Party's obligations set forth in the preceding sentence, the Defended Party shall give the Defending Party prompt written notice of any such Claims as described in the first sentence of this Section, full authority to defend and settle such Claims and all reasonable assistance to the Defending Party (at the Defending Party's expense) as may be requested by Defending Party. If, as a result of a Claim for which LSI is the Defending Party, ChipPac becomes enjoined from using the Packaging Technology or if LSI reasonably believes such a Claim may be initiated: (a) LSI shall, at its election, (i) procure for ChipPac the right to use the Packaging Technology;
(ii) provide ChipPac with replacement technology (which shall become Packaging Technology) that is non-infringing that is a reasonable substitute for the infringing Packaging Technology; or (iii) terminate ChipPac's license hereunder and if such termination occurs within three years from the Effective Date, refund a fraction of all payments made under Article 5, the numerator of the fraction equal to the number of days between the date of such termination and the date that is three years from the Effective Date, the denominator equal to three (3) years. In cases (ii) and (iii) above, ChipPac will immediately cease using the Packaging Technology in question upon receiving written notice from LSI. In the case where ChipPac is the Defending Party, the Defended Party shall include LSI's Affiliates. THIS SECTION STATES THE ENTIRE LIABILITY OF EACH PARTY AND THE EXCLUSIVE REMEDY OF EACH PARTY WITH RESPECT TO INFRINGEMENT. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 8.1, ALL WARRANTIES AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS OR IMPLIED ARE HEREBY DISCLAIMED.

         8.2  Exclusions. LSI shall have no obligation under Section 8.1 arising
              ----------
out of or relating to the continued use of any infringing technology after LSI has provided ChipPac with written notice pursuant to Section 8.1 to cease such use. Furthermore, ChipPac will defend and indemnify LSI from and against any liability, damages, cost or expense (including attorney's fees) arising out of any such Claim asserted against LSI arising out of or relating to any act or condition described in the preceding sentence; provided, however, that such duty of indemnity shall conditioned upon LSI giving ChipPac prompt written notice of any such Claims, full authority to defend and settle such Claims and all reasonable assistance to ChipPac (at ChipPac's expense) as may be requested by ChipPac.

         8.3  Notice. Each Party ("Notifying Party") shall provided the other
              ------
Party ("Notified Party") with written notice promptly after learning of any allegations that the Notifying Party's use or exploitation of any technology provided by the Notified Party hereunder infringes or misappropriates any third party's Intellectual Property Rights. To the extent that any Claims arising our of such allegations do not arise out of the Notified Party's warranties pursuant to Section 6.3, the Notified Party shall have the right, but not the obligation, to assist in the defense of any such Claims.

         8.4  High Risk Activities: Indemnity. The Packaging Technology is not
              -------------------------------
intended to create packaging for products that will be used in medical or aviation activities or in other high risk activities. Excepted as provided in
Section 8.1 or for any Claims arising out of patent infringement that is unavoidable consequence of using the Packaging Technology, ChipPac shall indemnify and hold LSI and its Affiliates, and their officers, directors, employees and agents, from and against any Claim brought by any third party arising out of packaging services provided by ChipPac to any person or otherwise arising out of ChipPac's use of the Packaging Technology and/or Technical Information.

9.       ENFORCEMENT

         ChipPac shall not have the right to enforce any of LSI's Intellectual Property Rights. In the event that ChipPac learns that any third party is infringing or misappropriating any of LSI's Intellectual Property Rights, ChipPac shall promptly thereafter provide LSI with written notice regarding such infringement or misappropriation.

10.      TERM; DEFAULT AND TERMINATION; EFFECT OF TERMINATION

         10.1 Term. Unless sooner terminated pursuant to the early termination
              ----
provisions hereof, this Agreement shall be effective upon the Effective Date and shall continue in effect unless earlier terminated as described below.

         10.2 Termination for Default. If either Party defaults on a material
              -----------------------
provision and does not cure such default within forty-five (45) days after written notice thereof is received from the other Party, such other Party shall have the right at its option to terminate the Agreement.

         10.3 Insolvency. Should either Party: (a) become insolvent; (b) make an
              ----------
assignment for the benefit of creditors; (c) file or have filed against it a petition in bankruptcy or seeking reorganization; (d) have a receiver appointed; or (e) institute any proceedings for liquidation or winding up; then the other Party may, in addition to other rights and remedies it may have, terminate the Agreement or any purchase orders placed under the Agreement immediately by written notice.

         10.4 Breach of Confidentiality. ChipPac acknowledges that a breach or
              -------------------------
default by it of its covenants regarding non-disclosure and confidentiality contained in Section 12.1 will result in irreparable injury LSI, and consequently LSI shall be entitled to temporary, preliminary and permanent injunctive relief or to a protective order for any threat or actual violation of the provisions of Section 12.1. ChipPac agrees and consents to the entry of an injunction or protective order by any court of competent jurisdiction upon a showing by LSI of a reasonable belief that the Confidential Information is being used or disclosed contrary to the terms of Section 12.1. The foregoing provisions are in addition to, and not limitation of, the remedies of specific performance, termination of this Agreement, damages, and any other remedies at law, in equity or otherwise that LSI may have upon breach of Section 12.1. The Parties stipulate that the arbitration provisions of Section 13.11 shall not apply to any temporary restraining order, injunctive relief, protective order or other provisional remedy sought to prohibit a breach or threatened breach of the provisions of Section 12.1.

         10.5 Rights and Remedies; Termination of Certain Provisions. The
              ------------------------------------------------------
termination of this Agreement shall be without prejudice to (a) the right of LSI to receive upon its request all payments accrued and unpaid hereunder; (b) the rights and remedies of any Party with respect to any previous breach of any other representations, warranties, covenants, terms, conditions or provisions of this Agreement (provided that the limitation on liability set forth in Article 7 shall apply to such rights and remedies); (c) any rights to indemnification set forth herein; (d) the grant-back license from ChipPac to LSI in ChipPac's Improvements under Article 3; and (e) any other provisions hereof which expressly or necessarily call for performance after the termination of this Agreement.

11.      ADDITIONAL BANKRUPTCY PROVISIONS

         11.1 Generally. This is a contract under which applicable law excuses
              ---------
LSI from accepting performance from or rendering performance to ChipPac within the meaning of sections 365(c) and 365(e)(2) of the Bankruptcy Code, 11 U.S.C. Secs. 365(c), 365(e)(2). Accordingly, in the event of ChipPac's bankruptcy, this Agreement cannot be assumed or assigned without LSI's express written consent.

         11.2 Assumption. In the event LSI consents to assumption and assignment
              ----------
of this Agreement, any person or entity to which this Agreement is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., shall be deemed without further act or deed to have assumed all of the obligations arising under this Agreement on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to LSI an instrument confirming such assumption.

         11.3 Lifting of Stay. In the event that ChipPac is the subject of any
              ---------------
insolvency, bankruptcy, reorganization, or similar proceeding under the United States Bankruptcy Code, voluntarily or involuntarily, the Parties stipulate that LSI is entitled to the automatic and absolute lifting of the automatic stay as to the enforcement of its remedies under this Agreement, including specifically but not limited to the stay imposed by 11 U.S.C. Section 362, as amended; ChipPac hereby consents to the immediate lifting of any such automatic stay, and will not contest any action by LSI to lift such stay; ChipPac expressly acknowledges that (a) it has no equity in the license and rights granted under this Agreement, and (b) the license and rights granted under this Agreement is not now, and will never be necessary to any plan of reorganization.

12.      CONFIDENTIALITY

         12.1 Obligation. Each Party agrees to maintain in confidence the other
              ----------
Party's Confidential Information. Neither Party shall disclose the other Party's Confidential Information to any other person or organization without the prior written consent of the other Party. Each Party shall protect such information from disclosure to others with at least the same degree of care as such Party exercises to protect its own information of similar type and importance provided that the degree of care exercised with respect to Confidential Information that is Technical Information shall in no event be less than a high degree of care. Each Party shall disclose the other Party's Confidential Information only to those employees of the receiving Party that have a need to know such information. Neither Party shall use the other Party's Confidential Information except as expressly permitted in this Agreement. The obligations of confidentiality and protection required by this section shall survive the expiration, termination or cancellation of this Agreement for a period of five
(5) years provided that the obligations with respect to Confidential Information that is Technical Information shall survive in perpetuity.

         12.2 Third Party Request for Information. Except as otherwise provided
              -----------------------------------
in this Agreement, either Party shall immediately notify the other Party of any private or governmental request for secret or confidential information (including, without limitation, Confidential Information) or any other information or documents relating to this Agreement. Each Party shall have the right to participate in any other Party's response to any such request. In the event that a Party receives any subpoena or other legal process requiring the production of information, documents, data, work papers, reports, or other materials relating to any secret or confidential information (including, without limitation, Confidential Information) or to this Agreement, that party shall:

              (a) give the other Party, if possible, the opportunity to
                  participate in quashing, modifying or otherwise responding to any compulsory process in an appropriate and timely manner; and

              (b) cooperate fully with the other Party's efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of the secret or confidential information.

         12.3 Notice. If either Party ("First Party") becomes aware of the loss,
              ------
theft or misappropriation of the other Party's Confidential Information which is in the First Party's possession or control, the First Party shall notify the other Party in writing within five (5) days of its discovery of such loss, theft or misappropriation.

         12.4 Terms Confidential; Publicity. Neither Party shall disclose the
              -----------------------------
terms and conditions of this Agreement to any third party without the other Party's prior written consent, except to the extent required by applicable governmental authorities. Notwithstanding the foregoing, each Party shall have the right to disclose this Agreement to its attorneys, accountants and like personnel, and to potential investors or acquirers, under reasonable conditions of confidentiality. ChipPac agrees to issue joint press announcements with LSI promptly after the Effective Date and promptly after Initial Qualification. Each party must approve of the content of such announcements before they are released. Neither party shall otherwise issue a press release regarding this Agreement without the other Party's prior written consent.

13.      GENERAL PROVISIONS

         13.1 Assignment. ChipPac shall not assign any of its rights or
              ----------
privileges hereunder, whether by operation of law or otherwise (including, without limitation by merger with or acquisition by a third party) without the prior written approval of LSI, which approval LSI shall not be unreasonably withheld. Any attempted assignment in violation of this Section 13.1 shall be null and void ab initio. LSI shall have the unrestricted right to assign this Agreement to any person, in which case the definition of "LSI's Intellectual Property Rights" shall include only those Intellectual Property Rights licensed hereunder prior to the effective date of any such assignment.

         13.2 Controlling Law. This Agreement shall be construed and interpreted
              ---------------
in accordance with the law of the State of California (except its choice of law rules) as though made by two parties residing in California so as to be fully performed within that State.

         13.3 Export Controls. ChipPac shall comply with all export control laws
              ---------------
and regulations of the United States of America.

         13.4 Waiver. No failure or delay on the part of either party in the
              ------
exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

         13.5  Notice. Any notice or claim provided for herein shall be in
               ------
writing and shall be given (i) by personal delivery, effective upon delivery,
(ii) by first class mail, postage prepaid, addressed to the address first stated above for the recipient, effective one (1) business day after proper deposit in the mail, or (iii) by facsimile directed to the facsimile number first indicated above for the recipient, but only if accompanied by mailing of a copy in accordance with (ii) above, effective as of the date of facsimile transmission.

         13.6  Severability; Several Rights and Obligations. If any provision of
               --------------------------------------------
this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not effect the validity or enforcement of any or all of the remaining portions thereof. If more than one Product is covered under this Agreement, then the rights and obligations of the parties as to each such Product shall be several and independent from those as to any other Product.

         13.7  Other Rights. Nothing contained in this Agreement shall be
               ------------
construed as conferring by implication, estoppel or otherwise upon either party or any third party any license or other right except, solely as to the parties hereto, the rights expressly granted hereunder.

         13.8  Publicity. All notices to third parties and all other publicity
               ---------
concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party; however, this approval shall not be unreasonably withheld.

         13.9  Titles. Any titles included herein are for convenience only and
               ------
are not to be used in the interpretation of this Agreement.

         13.10 Integration; Modification. This Agreement together with the
               -------------------------
Exhibits hereto, embodies the final, complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof and supersedes any prior or contemporaneous representations, descriptions, courses of dealing or agreements as to such subject matter. No amendment or modification of this Agreement or any Exhibit hereto shall be valid or binding upon the parties unless in writing and signed by an officer of each party, and NO LSI EMPLOYEE OR REPRESENTATIVE HAS ANY AUTHORITY OTHERWISE TO BIND LSI TO ANY OBLIGATION OR LIABILITY NOT EXPRESSLY STATED HEREIN.

         13.11 Arbitration. Any dispute relating to the enforceability,
               -----------
interpretation of performance of this Agreement (other than claims for which injunctive relief is sought), or relating to the parties' relationship or any transactions between them arising out of this Agreement, shall be resolved at the request of either party through binding arbitration in San Francisco, California; provided, however, that it shall not be deemed a waiver of the right to arbitrate for a party to seek, nor shall this Agreement be interpreted to preclude a party from seeking, in a court of competent jurisdiction, temporary or preliminary injunctive relief pending entry of judgment on any arbitration award, or other appropriate prejudgment relief. Any discovery shall be conducted in accordance with the Federal Rules of Civil Procedure. Except as otherwise expressly provided herein, arbitration shall be conducted in accordance with the

Commercial Rules of the American Arbitration Association. The arbitrator(s) shall be (an) individual(s) with substantial experience in legal issues relating to high technology electronics. Judgment upon award by the arbitrator may be entered by any state or federal court having jurisdiction.

     13.12  Relationship to the Parties. The relationship of the parties hereto
            ---------------------------
is that of independent contractors. Neither party, nor its agents or employees shall be deemed to be the agent, employee, joint venturer, partner or fiduciary of the other party. Neither party shall have the right to bind the other party, transact any business in the other party's name or on its behalf or incur any liability for or on behalf of the other party.

     IN WITNESS HEREOF the parties have caused this Agreement to be signed by their duly authorized representatives.

LSI LOGIC CORPORATION ("LSI")

By: /s/ Maniam Alagaratnam
    ------------------------------------

Name:   Maniam Alagaratnam

Title:  Vice President, Package Development, Worldwide Operations

Address:     1551 McCarthy Blvd.
             Milpitas, CA 95035

Telephone:   408-954-4932
Facsimile:   408-433-4311


ChipPac, Limited (ChipPac)

By: /s/ Richard Freeman
    ------------------------------------

Name:   Dennis McKenna

Title:  President and CEO

Address:


Telephone:   408-486-5900 x5972
Facsimile:

                                    EXHIBIT A

                              TECHNICAL INFORMATION





                      [This exhibit was never completed.]

                                    EXHIBIT B

                               PATENT APPLICATIONS






                      [This exhibit was never completed.]

                                    EXHIBIT C

                                  FEE SCHEDULE

The [redacted *] payment will be made by ChipPAC to LSI Logic by a rebate on the EPBGA, EPBGA-M packages manufactured by ChipPAC for LSI Logic and the rebate per unit based on package body size is as follows:

     a) [redacted *] per unit of [redacted *] body EPBGA or EPBGA-M manufactured by ChipPAC for LSI Logic
     b) [redacted *] per unit of [redacted *] body of EPBGA or EPBGA-M manufactured by ChipPAC for LSI Logic
     c) [redacted *] per unit of [redacted *] body of EPBGA manufactured by ChipPAC for LSI Logic.

______________
* Confidential treatment requested.